UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2014

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.

The MetLife, Inc. (the “Company”) annual meeting of stockholders was held on April 22, 2014. At the meeting, the stockholders elected twelve Directors, each for a term expiring at the Company’s 2015 annual meeting of stockholders. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2014. The stockholders approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Company’s 2014 Proxy Statement. The stockholders also approved the MetLife, Inc. 2015 Stock and Incentive Compensation Plan and the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan. The detailed results of the vote on each matter are shown below.

Election of Directors:

Nominee Name	Votes For	Votes Against	Abstained	Broker Non-Votes
Cheryl W. Grisé	921,651,866	3,917,960	6,284,609	54,947,731
Carlos M. Gutierrez	926,872,988	1,271,199	3,710,248	54,947,731
R. Glenn Hubbard, Ph. D.	923,822,999	1,190,401	6,841,035	54,947,731
Steven A. Kandarian	913,955,431	2,704,699	15,194,305	54,947,731
Gen. John M. Keane (Ret.)	924,582,501	1,203,016	6,068,918	54,947,731
Alfred F. Kelly, Jr.	925,046,634	3,094,067	3,713,734	54,947,731
William E. Kennard	927,613,308	644,169	3,596,958	54,947,731
James M. Kilts	917,903,236	5,856,408	8,094,791	54,947,731
Catherine R. Kinney	928,179,192	1,013,672	2,661,571	54,947,731
Denise M. Morrison	925,871,415	3,593,261	2,389,759	54,947,731
Kenton J. Sicchitano	921,828,223	3,839,747	6,186,465	54,947,731
Lulu C. Wang	925,638,898	739,616	5,475,921	54,947,731

	Votes For	Votes Against	Abstained	Broker Non-Votes
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2014	977,659,733	7,063,940	2,078,493	0
Advisory vote to approve the compensation paid to the Company’s Named Executive Officers	903,602,847	23,664,071	4,587,517	54,947,731
Approval of the MetLife, Inc. 2015 Stock and Incentive Compensation Plan	886,663,359	39,150,363	6,040,713	54,947,731
Approval of the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan	898,973,830	28,395,375	4,485,230	54,947,731

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Vice President and Secretary

Date: April 24, 2014